CERTIFICATION
                             Pursuant to Section 906
                        of the Sarbanes-Oxley Act of 2002


         The undersigned, the CFO of the Chartwell Dividend and Income Fund, Inc. (the "Fund"), with respect to the Form N-CSR for the period ended May 31, 2003 as filed with the Securities and Exchange Commission, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1. such Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fund.


Dated: 08/01/03                     /s/ G. Gregory Hagar
                                    ----------------------
                                    G. Gregory Hagar
                                    Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Chartwell Dividend and Income Fund, Inc. and will be retained by Chartwell Dividend and Income Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.